Exhibit 16.1

June 25, 2009

Securties and Exchnage Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sir or Madam,

We have read the statement made by ViewCast.com, Inc. included under Item 4.01 of its current report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 25, 2009. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/ KBA GROUP LLP